EXHIBIT 11.0
                       COMPUTATIONS OF EARNINGS PER SHARE

                               Three Months Ended

                                December 31, 1999

                                      Less

                             Total Shares Unallocated Shares Used For Outstanding ESOP Shares EPS Calculation
                             -----------      -----------      ---------------
September 30, 1999            1,294,420           66,313          1,228,107
October 31, 1999              1,294,420           66,313          1,228,107
November 30, 1999             1,294,420           66,313          1,228,107
December 31, 1999             1,162,320           66,313          1,096,007

Weighted average number of shares outstanding for
the quarter ended December 31, 1999, for earnings
per share calculation                                1,195,082
                                                     ---------

Stock options outstanding at December 31, 1999:        147,276
                                                       -------

Exercise price of stock options:               $9.42 per share
                                               ---------------

Average stock price for three month period:
ended December 31, 1999                                $13.404
                                                       -------
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                                                         Three Months Ended
                                                             December 31,
                                                    ---------------------------
Basic Earnings Per Share                               1999             1998
------------------------                            -----------     -----------

Income available to common stockholders             $    93,758     $   150,031
                                                    ===========     ===========

Weighted average number of common shares
    outstanding for basic EPS calculation             1,195,082       1,382,520
                                                    ===========     ===========

         Basic Earnings Per Share                   $       .08     $       .11
                                                    ===========     ===========

Diluted Earnings Per Share

Income available to common stockholders             $    93,758     $   150,031
                                                    ===========     ===========

Weighted average number of common shares
    outstanding for basic EPS calculation             1,195,082       1,382,520

Weighted average common shares issued
    under stock option plans                            148,451         148,843

Less weighted average shares assumed
    repurchased with proceeds                          (116,534)       (136,830)
                                                    -----------     -----------

Weighted average number of common shares
    outstanding for diluted EPS calculation           1,226,999       1,394,533
                                                    ===========     ===========

         Diluted Earnings Per Share                 $       .08     $       .11
                                                    ===========     ===========